TRIDEX CORPORATION
                 EXHIBIT 21.1 SUBSIDIARIES OF TRIDEX CORPORATION

                                     Jurisdiction of                  Percentage
Name                                 Incorporation        Owner       Owned
----                                 -------------        -----       -----

Allu Realty Trust *                     Massachusetts     Tridex         100%

Cash Bases Incorporated*                Delaware          Tridex         100%

Cash Bases GB, Ltd.                     United Kingdom    Tridex         100%

  Cash Bases (Deutschland) GmbH         Germany           Cash Bases     100%

  Cash Bases Iberica, S.A.              Spain             Cash Bases     80%

TransAct Technologies Incorporated      Delaware          Tridex         80.3%

  Magnetec Corporation                  Connecticut       TransAct       100%

  Ithaca Peripherals Limited            United Kingdom    Magnetec       100%

RIL Corporation*                        Connecticut       Tridex         100%

Ultimate Technology Corporation         New York          Tridex         100%

*Inactive